                                                                    EXHIBIT 10.3


NEITHER THIS SECURITY NOR ANY SECURITY ISSUABLE UPON CONVERSION HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION
    PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE
                              EXEMPTIONS THEREFROM


                                 NAVISITE, INC.



                                 PROMISSORY NOTE
                                  (ESCROW NOTE)

Principal Amount:  $6,762,409.85                            June 10, 2004

      FOR VALUE RECEIVED, the undersigned, NAVISITE, INC., a Delaware corporation ("NAVISITE"), and each Principal Subsidiary (as defined below) which is a signatory hereto (NaviSite and such Principal Subsidiaries, collectively, and jointly and severally, the "COMPANY"), hereby unconditionally promise, jointly and severally, to pay to the order of SUREBRIDGE, INC. (together with its successors and/or permitted assigns, the "HOLDER"), in lawful money of the United States of America and in immediately available funds, the principal amount of SIX MILLION SEVEN HUNDRED SIXTY TWO THOUSAND FOUR HUNDRED AND NINE UNITED STATES DOLLARS AND EIGHTY FIVE CENTS ($6,762,409.85), together with all accrued and unpaid interest thereon (and any unpaid penalties, fees, costs or expenses due the Holder hereunder) on this Note.

      The undersigned further agree, jointly and severally, to pay interest as provided below at the Holder's address referred to below on the unpaid balance of this Note at the rates per annum and on the dates specified below until paid in full. Subject to the provisions of the Purchase Agreement (as defined below), all payments hereunder shall be made for the account of Holder at such Holder's address, or if the Holder is Surebridge, Inc., to Surebridge, Inc., c/o Spectrum Equity Investors, One International Place, Boston, MA 02110, or in any case to such other address as the Holder may designate in accordance with the terms of
Section 14 hereof. If any principal of, or interest on, this Note is not paid when due or there exists an Event of Default, certain additional interest may be payable on this Note in accordance with the provisions hereof.

      This Note and the Primary Note (as herein defined) are being issued to the Holder in connection with that certain Asset Purchase Agreement, dated as of May 6, 2004 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), among Surebridge, Inc., Lexington Acquisition Corp. and NaviSite. The Purchase Agreement, the Registration Rights Agreement (as defined in the Purchase Agreement) providing for the registration of the Parent Shares (as defined in the Purchase Agreement), the Primary Note and this Note are collectively referred to herein as the "TRANSACTION DOCUMENTS").

      ALL OBLIGATIONS OF THE COMPANY HEREUNDER ARE AND SHALL BE FOR ALL PURPOSES HEREUNDER AND OTHERWISE THE JOINT AND SEVERAL OBLIGATIONS OF NAVISITE AND ITS PRINCIPAL SUBSIDIARIES SIGNATORIES HERETO.

1.    Principal Repayment; Mandatory Prepayment.

      The original principal amount of this Note is $6,762,409.85. The original principal amount is subject to adjustment as set forth in the Purchase Agreement. This Note shall be surrendered to the Company at such time as any such adjustments are finally determined and the Company shall cancel this Note and shall prepare and issue a new replacement note with all terms and provisions identical to the terms hereof, other than with respect to the principal amount of the note and with respect to this sentence and the immediately preceding sentences, both of which sentences shall be omitted from the replacement note. The Company shall repay the outstanding principal of this Note, together with all interest accrued thereon and other amounts due in respect thereof on June 10, 2006 (the "MATURITY DATE").

      The Company shall pay all or a portion of the proceeds of the Initial Offering(s) to prepay all or part of the outstanding principal balance of this Note and the Primary Note, together with all interest accrued and unpaid thereon, and any other amounts due with respect thereto in an amount calculated as follows: (i) if the proceeds received by the Company in the Initial Offering(s) are less than $20 million, then 75% of the proceeds received by the Company in the Initial Offering(s) shall be used to make such prepayment; (ii) if the proceeds received by the Company in the Initial Offering(s) are between $20 million and $30 million, then $15 million of the proceeds received by the Company in the Initial Offering(s) shall be used to make such prepayment; (iii) if the proceeds received by the Company in the Initial Offering(s) are greater than $30 million, then 50% of the proceeds received by the Company in the Initial Offering(s) shall be used to make such prepayment (the "MANDATORY PREPAYMENT"). If the Company becomes obligated to make a Mandatory Prepayment in accordance with the foregoing, the proceeds received by the Company in the Initial Offering(s) shall be determined after deducting therefrom reasonable and customary transaction related costs not paid to an Affiliate of NaviSite or any of its Subsidiaries, including, but not limited to: (a) brokerage commissions, underwriting fees and discounts, fairness opinions and fees and expenses of financial advisors, legal fees, accountants' and auditors' fees, filing and registration fees with the Securities and Exchange Commission, state securities commissions, Nasdaq fees, Federal Trade Commission (and other foreign and domestic agencies responsible for antitrust matters) and other similar fees, success fees, printing costs, costs to Edgarize and related fees and tax advisory services; and (b) the amount of taxes payable in connection with or as a result of such sale, issuance or incurrence; in each case to the extent that the amounts so deducted are properly attributable to such transaction and are actually paid or are reserved for in accordance with U.S. generally accepted accounting principles, based on NaviSite's reasonable estimate, at the time of receipt of such proceeds by NaviSite or its Subsidiaries, as applicable. After the date hereof and the completion of a Initial Offering(s) (if applicable), the Company shall prepay all or part of the outstanding principal balance of this Note and the Primary Note, together with all interest accrued and unpaid thereon, and any other amounts due with respect thereto in an amount equal to the Prepayment Percentage of all Net Cash Proceeds (as defined below) within three business days of receipt of Net Cash Proceeds by the Company (a "SUBSEQUENT PREPAYMENT"). Such Mandatory Prepayment and Subsequent Prepayments shall be pro rated between this Note and the Primary Note based on the total principal outstanding under both Notes. Payments in respect of this Note shall be applied, first, to interest accrued and unpaid on the outstanding principal of this Note and, second, to prepay the principal amount of this Note. Notwithstanding the foregoing, during the period when the Working Capital Adjustment is not resolved under Section 1.6 of the Purchase Agreement, and NaviSite would otherwise be obligated to pay this Note in full as a Mandatory Prepayment or a Subsequent Prepayment, NaviSite may retain up to $500,000 of the amount otherwise payable until such time as the Net Working Capital Adjustment is resolved under the Purchase Agreement.

2.    Optional Prepayment.

      The Company may prepay all or any part of the unpaid principal of this Note and the Primary Note, together with all accrued and unpaid interest thereon and other amounts due in respect thereof, at any time and from time to time without premium or penalty, provided that in connection with any such prepayment, the Company, at the Holder's request, shall provide the Holder, within a reasonable time after receipt of Holder's request, with evidence reasonably satisfactory to the Holder that such prepayment is not prohibited under the Company's other outstanding Indebtedness. Other than a prepayment required by Section 5.22 of the Purchase Agreement, such prepayment shall be pro rated between this Note and the Primary Note based on the total principal then outstanding under both Notes. Payments in respect of this Note shall be applied, first, to interest accrued and unpaid on the outstanding principal of this Note and, second, to repay the principal amount of this Note.

3.    Interest.

      Interest shall accrue on the unpaid balance of this Note at the annual rate of ten percent (10%), and shall be paid in full on the Maturity Date (or such earlier date as provided herein); provided, however, that if an Event of Default (as defined below) shall occur and be continuing, all principal and interest outstanding under this Note shall, as of and after the occurrence of such Event of Default, bear interest at a rate per annum of fifteen percent (15%). Interest on this Note shall be computed based on a 360-day year of twelve 30-day months. Notwithstanding the foregoing or anything to the contrary, no interest shall be due or payable and no interest shall accrue on account of any principal amount paid to the Holder on or prior to the nine month anniversary of the issuance date of this Note.

4.    Event of Default.

      If any of the following shall occur (each an "EVENT OF DEFAULT"):

      (a) all or any portion of the principal of, or interest on, or other amounts payable with respect to this Note is not paid when due, and such failure continues for three business days after receipt of written notice thereof from the Holder or a holder hereof; or

      (b)    there shall have been a material breach by NaviSite of Section
4.10 of the Purchase Agreement; or

      (c) a proceeding under 11 U.S.C. Sections 101 et seq., as amended, and any similar or successor Federal statute, and the rules and regulations thereunder (collectively, the "BANKRUPTCY CODE"), seeking an order for relief or under any other bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against NaviSite or any Principal Subsidiary and such proceeding is not dismissed within 60 days of the date of its filing, or a proceeding under the Bankruptcy Code seeking an order for relief or under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by NaviSite or any Principal Subsidiary, or NaviSite or any Principal Subsidiary makes an assignment for the benefit of creditors, or NaviSite or any Principal Subsidiary authorizes any of the foregoing; or

      (d) NaviSite or any Principal Subsidiary voluntarily or involuntarily dissolves or is dissolved, or its existence terminates or is terminated (other than following a merger by any Principal Subsidiary with and into another Principal Subsidiary or with or into NaviSite) unless NaviSite or such Principal Subsidiary revives its certificate of incorporation within three business days thereafter; or

      (e) NaviSite or any Principal Subsidiary fails generally to pay its debts as they become due; or

      (f) NaviSite or any Principal Subsidiary fails to pay any principal of or interest on any Debt for Borrowed Money (for purposes of clarity only, such Debt for Borrowed Money shall not include Capitalized Leases (as defined herein)) having an outstanding principal amount of $500,000 or more ("MATERIAL INDEBTEDNESS") for a period, with respect to the SVB Line, longer than the grace or cure period, if any, provided for such payment, or with respect to any other Material Indebtedness for a period longer than 120 days after the applicable grace or cure period, if any, provided for such payment; an event of default is declared under any instrument or agreement evidencing, creating, securing or otherwise relating to such Material Indebtedness (including without limitation any guaranty or assumption agreement relating to such Material Indebtedness) or other event occurs and continues beyond any applicable grace period, and the effect of such default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or their representative) to cause, such Material Indebtedness (or the obligations under any such guaranty or assumption agreement) to become due and payable prior to the stated maturity thereof; or

      (g) NaviSite shall fail to maintain the listing or quotation of its common stock on the Nasdaq SmallCap Market (unless it obtains a listing or quotation of its common stock on the Nasdaq National Market or the American Stock Exchange); or

      (h) NaviSite shall breach any of its covenants contained in Section 5 or
Section 9 hereof; or

      (i) NaviSite shall fail to perform its obligations under Sections 1, 2 or 6 of the Registration Rights Agreement, unless such failure to perform is the result of actions or omissions by Surebridge; or

      (j) NaviSite shall be acquired or agree to be acquired (which for purposes hereof, shall mean the acquisition by any party of (i) more than 50% of the stock or (ii) all or substantially all of the assets of NaviSite) (whether by merger, consolidation, sale of all or substantially all of its assets or otherwise) and in connection with such transaction the acquiring party does not expressly agree in writing to pay the remaining outstanding principal and accrued interest hereunder or otherwise assume and honor the terms and provisions of this Note;

then, in any such case, upon the delivery of written notice to NaviSite (subject to any grace or cure periods identified above) in the manner provided in Section 14 below, the Holder may declare due and payable the principal of, interest on and other amounts due in respect of, this Note, whereupon the same shall be immediately due and payable; provided, however, if an Event of Default of the type described in the preceding clauses (c) or (d) shall occur, then the principal of, interest on and other amounts due in respect of, this Note shall be, without any action on the part of the holder hereof, automatically due and payable immediately upon the occurrence of such an Event of Default. In the event that this Note becomes or is declared due and payable prior to its stated maturity, the same shall become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

5.    Covenants.

      (a) Priority of Obligations; Incurrence of Indebtedness. For so long as any principal shall be outstanding hereunder, or any interest or other amounts due with respect hereto, shall be outstanding, the Company shall not incur, and shall not commit itself to, or permit or suffer any of its Subsidiaries to incur or to commit to incur consolidated (as defined below) Indebtedness (including, without limitation assume, guarantee, endorse or otherwise be or become directly, indirectly or contingently liable for Indebtedness of any other Person) that, together with all other consolidated Indebtedness of the Company exceeds (or would exceed if so incurred) $20,500,000 in the aggregate (the "WORKING CAPITAL INDEBTEDNESS"), unless (i) such Indebtedness is unsecured and expressly subordinated by its terms, to the reasonable satisfaction of the Holder, to the prior indefeasible payment in full in cash of this Note, including the principal hereof, interest accrued thereon and other amounts payable with respect hereto; (ii) such Indebtedness is Excluded Indebtedness (as defined below); or (iii) the proceeds of such Indebtedness are used to make a Mandatory Prepayment hereunder. Notwithstanding the foregoing, if the Company pays any portion of the outstanding principal balance under the Primary Note and the Escrow Note prior to the Maturity Date as a Mandatory Prepayment or otherwise, the Working Capital Indebtedness which is equal to or senior with the indebtedness hereunder that the Company shall be authorized to incur shall be increased by an amount equal to all Mandatory Prepayment installments and other payments made by the Company pursuant hereto. For purposes of this Section 5(a), "EXCLUDED INDEBTEDNESS" shall mean (i) any indebtedness outstanding under this Note or the Primary Note; (ii) any Capitalized Lease obligations of the Company;
(iii) the outstanding unsecured Indebtedness that is identified on SCHEDULE A attached hereto; and (iv) any promissory note entered into with any of the

Company's or its subsidiaries' landlords, in each case not affiliated with the Company, solely as part of restructuring of a real estate lease obligation.

      (b) Financial Reporting. Upon written request of a Holder, NaviSite shall provide to the Holder a copy of all financial and other information provided to all stockholders of NaviSite concurrently with providing such information to its stockholders. The financial statements of NaviSite and the related notes contained in the Public Filings (as defined in the Purchase Agreement) will present fairly, in accordance with generally accepted accounting principles (except for the absence of notes, and in the case of unaudited quarterly financial statements, as permitted by Regulation S-X) the consolidating financial position of NaviSite as of the dates indicated, and the results of its operations and cash flows for the periods therein specified (subject in the case of unaudited financial statements to normal year-end audit adjustments). Such financial statements (including the related notes) will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as disclosed in the Public Filings.

      (c) Continued Listing. NaviSite will comply with the continued listing requirements of the Nasdaq Marketplace Rules and will take no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of its common stock under the Exchange Act of 1934 or delisting the common stock from the Nasdaq SmallCap Market (unless it obtains a listing or quotation of its common stock on the Nasdaq National Market or the American Stock Exchange).

      (d) RULE 145. THE HOLDER COVENANTS, FOR PURPOSES OF AND WITHIN THE MEANING OF RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THAT FOR ONE (1) YEAR AFTER THE DATE HEREOF, THE HOLDER AND THE HOLDER'S BOARD OF DIRECTORS WILL NOT:
(A) DISTRIBUTE THIS NOTE OR ANY INTERESTS HEREUNDER PRO RATA OR OTHERWISE TO ITS SECURITYHOLDERS; (B) ADOPT A PLAN OR AGREEMENT THAT PROVIDES FOR DISSOLUTION OR LIQUIDATION OF THE HOLDER; OR (C) ADOPT A PLAN OR AGREEMENT THAT PROVIDES FOR A PRO RATA OR SIMILAR DISTRIBUTION OF THIS NOTE TO THE SECURITYHOLDERS OF THE HOLDER OR OTHERWISE.

6. Acknowledgment. The Holder acknowledges, understands and agrees that in no event shall this Note and the Primary Note collectively be convertible into an aggregate number of shares of NaviSite's Common Stock that is equal to or greater than the Share Cap (as defined in the Purchase Agreement) unless and until NaviSite has obtained the effective approval of its stockholders of those matters described in Section 5.18 of the Purchase Agreement.

7.    Legends.

The Holder hereby acknowledges that this Note (unless no longer required in the opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Goodwin Procter LLP shall be satisfactory) shall bear legends substantially in the following forms:

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

            IN NO EVENT SHALL THIS PROMISSORY NOTE NOR ANY INTEREST HEREIN OR HEREUNDER BE ASSIGNED, CONVEYED, ENCUMBERED, PLEDGED, SOLD, DISTRIBUTED OR OTHERWISE TRANSFERRED UNTIL AFTER THE FIRST ANNIVERSARY OF THE DATE OF THIS PROMISSORY NOTE.

8.    No Impairment; Obligations Absolute.

      The obligations hereunder of NaviSite and each of the Principal Subsidiaries shall remain in full force and effect without regard to, and shall not be impaired by, (A) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of NaviSite or any Principal Subsidiary; (B) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Note; or (C) any amendment to this Note, whether or not NaviSite or any Principal Subsidiary shall have notice or knowledge of any of the foregoing. The obligations of NaviSite and each Principal Subsidiary are independent of any other obligations of NaviSite under or in respect of the Purchase Agreement, and a separate action or actions may be brought and prosecuted against NaviSite or any Principal Subsidiary to enforce this Note, irrespective of whether any action is brought against NaviSite under or in respect of the Purchase Agreement. All rights of the Holder shall be irrevocable, absolute and unconditional irrespective of, and NaviSite and each Principal Subsidiary hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following: (a) any lack of validity or enforceability of the Purchase Agreement or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any obligations of NaviSite under or in respect of the Purchase Agreement or any other amendment or waiver of or any consent to any departure therefrom; (c) any change, restructuring or termination of the corporate structure or existence of NaviSite or any Principal Subsidiary; or (d) any other circumstance or any existence of or reliance on any representation by the Holder or any other holder that might otherwise constitute a defense available to, or a discharge of, NaviSite or any Principal Subsidiary.

9.    Conversion.

      The outstanding principal of this Note, all accrued and unpaid interest thereon and other amounts in respect thereto shall be converted, if the Holder so elects, into NaviSite common stock, par value $0.01 per share (the "COMMON STOCK") in accordance with this Section 9.

      Subject to any express grace or cure periods set forth herein, upon the written election of the Holder and without payment of any additional consideration, this Note shall be converted into such whole number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) all or a portion, as elected by the Holder, of the then outstanding principal of this Note, accrued and unpaid interest thereon, and any other amounts due in respect thereto by (B) $4.642, (such formula, the "CONVERSION FORMULA"), with such Conversion Formula to be appropriately adjusted to account for stock dividends, stock splits, reverse stock splits, stock combinations or other events. No fractional shares shall be issued, and the number of shares resulting from the Conversion Formula shall be rounded down to the nearest whole share. Any election by the Holder pursuant to this Section 9 shall be made by written notice to NaviSite, and such notice may be given:

      (a) at any time following the first anniversary of the date hereof until the eighteen (18) month anniversary hereof if the combined principal amount of the Primary Note and the Escrow Note then outstanding as of the first anniversary is greater than or equal to $20,000,000;

      (b) at any time following the eighteen (18) month anniversary hereof if the combined principal amount of the Primary Note and the Escrow Note outstanding as of said date is greater than or equal to $10,000,000;

      (c) at any time and from time to time after the second anniversary hereof; or

      (d) after the occurrence of an Event of Default, provided that if such Event of Default occurs prior to the effectiveness of the stockholder's approval contemplated by Section 5.18 of the Purchase Agreement, then this Note and the Primary Note collectively shall not be convertible into a number of shares of NaviSite's Common Stock that is equal to or greater than the Share Cap unless and until NaviSite has obtained the effective approval of its stockholders of those matters described in Section 5.18 of the Purchase Agreement.

      Notwithstanding the foregoing, in the event the Holder desires to convert pursuant to Section 9(a) or 9(b), NaviSite may, within 5 days of receipt of the Holder's Conversion Notice, notify the Holder of its good faith intent to pay, within 30 days of NaviSite's receipt of the Conversion Notice, to the Holder an amount that would cause the $20,000,000 threshold in Section 9(a) or the $10,000,000 threshold in Section 9(b), as applicable, to be satisfied if such payment had been made on the applicable anniversary date. In such event, a Holder may only convert pursuant to Section 9(a) or 9(b), as applicable, in the 5 business day period following receipt of NaviSite's notice of its intent to pay. If the Holder does not convert, the restriction on conversion set forth in the previous sentence shall expire on the earlier to occur of (i) receipt from NaviSite of notice that it will not be able to pay such amounts and (ii) 30 days after NaviSite's receipt of the Conversion Notice. NaviSite shall act in good faith to promptly deliver the notice in clause (i) above in the event it becomes reasonably apparent to NaviSite that NaviSite will not be able to pay such amount in the 30 day period.

      Upon election to convert, the Holder shall surrender this Note, duly assigned or endorsed for transfer to NaviSite or shall deliver an affidavit of loss to NaviSite (together with an agreement to indemnify NaviSite in full with respect to any loss actually incurred with respect to the lost Note), at its principal executive office or such other place as NaviSite may from time to time designate by notice to the Holders. Upon surrender of this Note or delivery of an affidavit of loss (together with an agreement to indemnify NaviSite in full with respect to any loss actually incurred with respect to the lost Note), NaviSite shall commence the issuance of, and shall send by hand delivery, by courier or by first class mail (postage prepaid) to the Holder, or to the Holder's designee, at the address designated by the Holder, certificates for the number of shares of Common Stock to which the Holder shall be entitled upon conversion. The issuance of certificates for Common Stock upon conversion of this Note shall be deemed effective as of the date of surrender of this Note or delivery of such affidavit of loss (together with an agreement to indemnify NaviSite in full with respect to any loss actually incurred with respect to the lost Note) and will be made without charge to the holder of this Note for any issuance tax in respect thereof or other costs incurred by NaviSite in connection with such conversion and the related issuance of such stock. In the event that the Holder elects to convert pursuant to this Section 9 less than all of the then outstanding principal of this Note, accrued and unpaid interest thereon, and any other amounts due in respect thereto, the Company shall issue a replacement note with the same terms as this Note and a principal equal to the amount of principal, interest and other amounts not converted into Common Stock by the Holder.

      NaviSite shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note as provided hereunder, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note as provided hereunder; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note as provided hereunder, NaviSite will take such corporate action as may be necessary to increase the number of its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, and to reserve the appropriate number of shares of Common Stock for issuance upon such conversion.

      NaviSite and the Holder shall act in good faith in the performance of their respective covenants hereunder.

10.   No Waivers; Amendments.

      No failure or delay on the part of the Holder or NaviSite in exercising any right, power or remedy hereunder or under the Purchase Agreement or any other document executed in connection therewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein and in the Purchase Agreement and the Registration Rights Agreement are cumulative and are not exclusive of any remedies that may be available to the Holder at law or in equity or otherwise.

      Subject to the provisions of Section 11 below on the effect of an assignment of this Note, this Note may not be amended except by a writing duly executed and delivered by the Holder (or, if more than one Holder, by those Holders holding greater than fifty percent (50%) of the total then outstanding principal amount hereunder) and NaviSite.

11.   Assignment; Lost Note, etc.

      Subject to Holder's compliance with federal and state securities laws to the reasonable satisfaction of counsel for the Company, after the first anniversary of the date hereof, the Holder may, prior to maturity or prepayment thereof, assign all or a portion of this Note, in connection with the liquidation of the Holder or otherwise, to each stockholder or Affiliate of the Holder. Prior to such assignment, the Holder shall deliver an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Goodwin Procter LLP shall be satisfactory) to the effect that such assignment is exempt from the registration requirements of the Securities Act of 1933.

      Automatically, upon any assignment of the Note in whole or in part:

      (a) Each reference to "the Holder" shall mean and be a reference to each assignee holder and all assignee holders, and their successors and assigns;

      (b) Each reference to "the Note" or "this Note" shall mean and be a reference to each replacement Note and all the Notes issued and outstanding;

      (c) Any reference to the consent, request or satisfaction of the Holder or like term, and any action to be taken by the Holder, including any amendment to this Note, any waiver of any provision of this Note, other than an election to convert this Note under Section 9(a), (b) or (c), shall mean and be a reference to, and shall require the written consent or approval, of holders of the Notes holding more than fifty percent (50%) of the principal amount of the Notes then outstanding, and any such consent, waiver, amendment, election or other action shall be binding on all of the holders of the Notes; provided that no such consent, waiver or amendment shall be effective (i) to reduce or eliminate the obligation to repay the outstanding principal on the Notes and accrued interest at the rates provided in Section 3; or (ii) to alter or amend the consent mechanism provided for under Section 10 or this Section 11, without, in the case of clause (i), the approval of the holders of each Note affected thereby and, in the case of clause (ii), all holders of the Notes then outstanding; provided further that each holder of Notes may exercise its rights and remedies as a creditor of NaviSite and each Principal Subsidiary if an Event of Default shall have occurred and be continuing.

      (d) Upon any assignment of this Note by the Holder to any Affiliate of the Holder or to each stockholder of the Holder as set forth above, in order to efficiently administer (i) the delivering of any notices to holders of the Notes by the Company, and (ii) the obtaining of any consent, waiver, amendment or election from, or the taking of any other action by, the holders of the Notes, the holders of the Notes shall designate a note holder representative (the "Representative") and shall promptly deliver notice to the Company of such designation, including the name and contact information for such Representative. Initially, the Representative shall be Spectrum Equity Investors III, L.P., attn: Michael J. Kennealy.

      Upon such assignment of this Note and the designation of the Representative by the holders of the Notes, the Representative shall be authorized (i) to take all action necessary in connection with obtaining any consent, waiver, amendment or election from the holders of the Notes in accordance with the requirements hereof, (ii) to give and receive all notices required to be given under the Notes, and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the holders of the Notes by the terms of this Note.

      Upon designation of the Representative by the holders of the Notes, (i) the Company shall be able to rely conclusively on the instructions and representations of the Representative as to the taking of any action by, or the obtaining of any waiver, amendment or consent from the holders of the Notes in accordance with the requirements of hereof, (ii) any notice delivered by the Company to the Representative shall be deemed delivered to all holders of the Notes, and (iii) no holders of the Notes shall have any cause of action against the Company for any action taken by the Company in reliance upon the instructions or representations of the Representative.

      In the event that the Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, holders of the Notes holding more than 50% of the principal amount of the Notes then outstanding shall promptly select another representative to fill such vacancy and such substituted representative shall be deemed to be the Representative for all purposes hereunder.

      The Representative shall not be liable to any holder of the Notes for any action taken by him pursuant to this Section 11 unless he has acted in bad faith or engaged in willful or intentional misconduct, and each holder of a Note, by receipt of such Note, agrees to jointly and severally indemnify the Representative from any losses arising out of or relating to his service as such hereunder, it being expressly understood that the Representative shall be entitled to reimbursement from the holders of the Notes for his costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Representative in his capacity as such, which third-party costs and expenses may, at the request of the Representative, be paid by the Company to the Representative at the time of any payment of principal or interest hereunder, and which shall constitute a reduction in the unpaid balance of this Note.

      (e) At any time at which there are two or more holders of this Note, NaviSite shall keep a register in which it shall provide for the registration of the Notes and the registration of transfers of the Notes, and a copy of such register (and updates thereto) shall be provided to the Representative. The holder of any Note may, prior to maturity or prepayment thereof, surrender such Note at the principal office of NaviSite for transfer or exchange. Any holder desiring to transfer or exchange any Note shall first notify the Company in writing at least five (5) days in advance of such transfer or exchange and, if reasonably requested by the Company, shall deliver an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Goodwin Procter LLP shall be satisfactory) to the effect that such assignment is exempt from the registration requirements of the Securities Act of 1933. Within a reasonable time after such notice to NaviSite from a holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such holder, NaviSite shall issue in exchange therefor another
Note in the same aggregate principal amount or if requested by the holder in denominations of at least $500,000 and multiples thereof, except in the case of a Note for the balance of the aggregate amount of the Note so transferred, as of the date of such issuance, as the unpaid principal amount of the Note so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered (provided that no minimum shall apply to a liquidating distribution of Notes to stockholders of the Holder or any subsequent holder and any Notes so distributed may be subsequently transferred by such stockholder and its successors in the original denomination thereof without further restriction). Each new Note shall be made payable to such

Person or Persons, or assigns, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. NaviSite shall have no obligation hereunder or under any Note to any Person other than the registered holder of each such Note at any time that NaviSite maintains a register of Notes as provided in this paragraph.

      (f) If this Note is mutilated, destroyed, lost or stolen, upon receipt of evidence satisfactory to NaviSite of such loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement holding NaviSite harmless, which agreement is reasonably satisfactory to NaviSite, or, in the case of any such mutilation, upon surrender and cancellation of this Note, NaviSite and its Principal Subsidiaries shall issue a new Note of like tenor and amount and dated the date to which interest has been paid, in lieu of this Note; provided, however, if any Holder that is an initial holder hereof and this Note is lost, stolen or destroyed, the affidavit of an authorized partner or officer of such holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by NaviSite of a new Note in replacement of this Note other than the holder's written agreement to indemnify NaviSite and hold NaviSite and its Affiliates harmless from any claims resulting from such loss, theft, destruction or mutilation.

12.   Method of Payments; Multiple Payees.

      All payments to be made under this Note shall be made in United States dollars by wire transfer or by check of immediately available funds to the account or accounts specified by the Holder in writing and delivered to NaviSite in the manner specified in Section 14 below. If this Note is assigned to one or more parties pursuant to Section 11 hereof, any payments made by NaviSite hereunder shall be made to such holders pro rata based on the total principal outstanding under such notes.

13.   Waiver of Presentment, Etc.

      NaviSite and each Principal Subsidiary hereby waives presentment, demand, protest and notice of any kind. The Company agrees to pay, on demand, all costs and expenses of collection of the Note and/or the enforcement of the Holder's rights hereunder, including reasonable attorney's fees and disbursements.

14.   Notice.

      All notices (including notices of address change), requests, claims, demands and other communications under this Note will be in writing and will be deemed given if delivered personally, sent by overnight courier (providing proof of delivery), or via facsimile to the parties at the following addresses (or at such other address for a party as specified by like notice):

                  if to the Holder, to:

                  Surebridge, Inc.

                  c/o Spectrum Equity Investors
                  One International Place, 29th Floor
                  Boston, Massachusetts  02110
                  Attention: Michael J. Kennealy
                  Facsimile: 617-464-4601

                  with copy to:

                  Goodwin Procter LLP
                  Exchange Place
                  Boston, MA 02109
                  Attn:  Stuart M. Cable, P.C.
                  Facsimile:  (617) 523-1231

                  If to the Company, to:

                  NaviSite, Inc.
                  400 Minuteman Road
                  Andover, MA 01810
                  Attn:  Ken Drake, Esq.
                  Facsimile:  (978) 946-7803

                  with a copy to:

                  Browne Rosedale & Lanouette LLP
                  31 St. James Avenue, Suite 830
                  Boston, MA 02116
                  Attn:  Thomas B. Rosedale, Esq.
                  Facsimile:  (617) 399-6930


15.   Certain Definitions.

      In addition to the capitalized terms defined elsewhere in this Note, the following capitalized terms shall have the following definitions. All meanings of all defined terms in this Note shall be equally applicable to both the singular and plural forms of the terms defined.

      "AFFILIATE" shall mean, with respect to any specified person, a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

      "BANKRUPTCY CODE" shall have the meaning ascribed thereto in the Purchase Agreement.

      "CAPITALIZED LEASE" shall mean every obligation of such Person under any lease required to be capitalized under generally accepted accounting principles in the United States.

      "CONTROL" (including the terms "controlling," "controlled by" and "under common control with) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

      "DEBT FOR BORROWED MONEY" shall mean Indebtedness of the types described in clause (i) of the definition of the term "Indebtedness" and any guarantee, endorsement or other obligation in respect of such amounts.

      "EQUITY INTEREST" shall mean any equity security of NaviSite or any Subsidiary, or any security convertible into any such equity security.

      "ESCROW NOTE" shall have the meaning set forth in the Purchase Agreement.

      "INDEBTEDNESS" shall mean each of the following, as to any Person, whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person, and whether or not contingent, but without duplication:

      (i) every obligation for such Person for money borrowed;

      (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments (but not including obligations evidenced by notes or similar instruments that are issued in direct connection with the restructuring or renegotiation of any real estate lease or related obligation that is not with any Affiliate of NaviSite or any of its subsidiaries) including obligations incurred in connection with the acquisition of property, assets or business;

      (iii) every reimbursement obligation of such Person with respect to letters of credit (other than letters of credit issued in connection with real estate leases), bankers' acceptances or similar facilities issued for the account of such Person;

      (iv) every non-equity obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are on normal trade terms or which are being contested in good faith);

      (v) every Capitalized Lease;

      (vi) every obligation of such Person under any lease treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes (a "SYNTHETIC LEASE");

      (vii) all sales by such Person of (i) Accounts, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or
(iii) other receivables (together with the items described in the preceding clauses (i) and (ii), collectively "RECEIVABLES"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith;

      (viii) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through
(vii) (the "PRIMARY OBLIGATION") of another Person (the "PRIMARY OBLIGOR"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (a) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation,
(b) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

The "AMOUNT" or "PRINCIPAL AMOUNT" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchasers (other than the Company or any of its subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

      "INITIAL OFFERING(S)" means any and all equity or debt financings by NaviSite (not including any draws under the SVB Line (defined below)), including, without limitation, the public offering by NaviSite of shares of common stock pursuant to a registration statement on Form S-2 (File No. 333-112087), completed during the first six (6) months after the date hereof.

      "NET CASH PROCEEDS" shall mean, with respect to (i) the sale or issuance of any Equity Interests (as defined above) or (ii) the incurrence of Debt for Borrowed Money (as defined above) (other than a refinancing of any Debt for Borrowed Money existing on the date hereof or with respect to borrowings under the SVB Line) or (iii) the sale of any assets, in each case by or for the account of NaviSite or any of its Subsidiaries, the aggregate amount of cash received from time to time by or on behalf of NaviSite (or any Subsidiary) for its own account in connection with any such sale, issuance or incurrence, after deducting therefrom reasonable and customary transaction related costs not paid to an Affiliate of NaviSite or any of its Subsidiaries, including, but not limited to: (a) brokerage commissions, underwriting fees and discounts, fairness opinions and fees and expenses of financial advisors, legal fees, accountants' and auditors' fees, filing and registration fees with the Securities and Exchange Commission, state securities commissions, Nasdaq fees, Federal Trade Commission (and other foreign and domestic agencies responsible for antitrust matters) and other similar fees, success fees, printing costs, costs to Edgarize and related fees and tax advisory services; and (b) the amount of taxes payable in connection with or as a result of such sale, issuance or incurrence; in each case to the extent that the amounts so deducted are properly attributable to such transaction and are actually paid or are reserved for in accordance with U.S. generally accepted accounting principles, based on NaviSite's reasonable estimate, at the time of receipt of such cash by NaviSite or its Subsidiaries, as applicable. Notwithstanding anything to the contrary, neither (i) cash or cash equivalents of any businesses or companies acquired by NaviSite after the date hereof, nor (ii) the proceeds of a single financing or series of financings that total less than $1,000,000 in the aggregate, nor (iii) the proceeds of the Initial Offering(s) shall be included as, or deemed to be, "Net Cash Proceeds."

      "NOTE" or "NOTES" shall mean this promissory note or the series of promissory notes issued pursuant to Section 11.

      "PERSON" or "PERSON" shall mean an individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

      "PREPAYMENT AMOUNT" means the aggregate amount of principal repaid in respect of the Primary Note and the Escrow Note during the first (6) six months following the date hereof.

      "PREPAYMENT PERCENTAGE" shall mean the following percentage: (i) if the Prepayment Amount is less then $10 million, then the Prepayment Percentage shall be 75%, (ii) if the Prepayment Amount is equal to or greater than $15 million, then the Prepayment Percentage shall be 50%, (iii) if the Prepayment Amount is between $10 million and $15 million, then the Prepayment Percentage shall be calculated as follows: The Prepayment Amount above $10 million shall be divided by $5 million and the resulting amount shall then be multiplied by 25 to yield an amount that will be subtracted from 75 to yield a number that will be the applicable Prepayment Percentage. For example, if the Prepayment Amount is $12,000,000, then $2,000,000 is divided by $5,000,000 to yield 0.4, which is then multiplied by 25 to yield the number 10.0, which is then subtracted from 75 to yield 65, which is then converted to a percentage as 65%, which shall be the Prepayment Percentage.

      "PRIMARY NOTE" shall have the meaning set forth in the Purchase Agreement.

      "PRINCIPAL SUBSIDIARY" shall mean each Subsidiary specifically identified on SCHEDULE B.

      "SVB LINE" shall mean the Accounts Receivable Financing Line with Silicon Valley Bank, dated May 27, 2003, as amended.

      "SUBSIDIARY" or "SUBSIDIARY" shall mean with respect to any specified person, another Person where at least 50% of such Person's issued and outstanding voting securities is owned, directly or indirectly, by such Person.

16.   Usury Limitation.

      All agreements between the Company and the Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the

Holder for the use or the forbearance of the obligations of NaviSite and its Subsidiaries hereunder exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this provision shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of NaviSite and each of its Subsidiaries and the Holder in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of The State of Delaware from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever the Holder should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the obligations of the Company hereunder, as determined by the Holder, and not to the payment of interest.

17.   WAIVER OF JURY TRIAL; VENUE.

EACH OF THE HOLDER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE HOLDER RELATING TO ENFORCEMENT OF THIS NOTE AND AGREES THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH OF THE HOLDER AND THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE COMPANY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE HOLDER AND EACH OTHER PARTY TO ENTER INTO THIS NOTE. THE COMPANY AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE OR ANY FEDERAL COURT SITTING IN DELAWARE AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE COMPANY, BY MAIL AT THE ADDRESS SET FORTH HEREIN. EACH OF THE COMPANY AND ITS SUBSIDIARIES HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

                            [Signature Pages Follows]

      This Note shall be deemed to be under seal and all rights and obligations hereunder shall be construed and interpreted in accordance with and governed by the internal laws of the State of Delaware (without giving effect to a conflict of law practice contained therein).

                                          NAVISITE, INC.


                                          By: /s/ Arthur P. Becker
                                              ------------------------------
                                              Name:  Arthur P. Becker
                                              Title: President and CEO


The following Principal Subsidiaries hereby execute this Note with the intention of being bound, jointly and severally, with the Company as a direct obligor hereunder.

                                          CLEARBLUE TECHNOLOGIES MANAGEMENT,
                                          INC.


                                          By: /s/ Arthur P. Becker
                                              ------------------------------
                                              Name:  Arthur P. Becker
                                              Title: President and CEO


                                          AVASTA, INC.


                                          By: /s/ Arthur P. Becker
                                              ------------------------------
                                              Name:  Arthur P. Becker
                                              Title: President and CEO


                                          CONXION CORPORATION


                                          By: /s/ Arthur P. Becker
                                              ------------------------------
                                              Name:  Arthur P. Becker
                                              Title: President and CEO


                                          INTREPID ACQUISITION CORP.


                                          By: /s/ Arthur P. Becker
                                              ------------------------------
                                              Name:  Arthur P. Becker
                                              Title: President and CEO

                                          LEXINGTON ACQUISITION CORP.


                                          By: /s/ Arthur P. Becker
                                              ------------------------------
                                              Name:  Arthur P. Becker
                                              Title: President